EXHIBIT 99.2

                                 BLAIR JUNCTION
                         SUMMARY OF EXPLORATION RESULTS
                             AND RECOMMENDATIONS FOR
                               PHASE II FOLLOW-UP

LOCATION & LAND STATUS

The Blair Junction prospect straddles St. Hwy. 95 on the pediment south of the Monte Cristo Range, approx. 25 west of Tonopah. The area lies on structural trend with the closed open-pit at the Boss Mine, located 4 miles to the NE. Low-sulfidation, adularia-rich gold systems occur at the Boss Mine, at Gilbert 10 miles due North, and at the Midway deposit, located 35 miles to the ENE.

The Blair Junction epithermal system lies under portions of Sec. 1,2,3,10,11,12,13,14, & 15, T 2 N, R 38 E, and the western edges of Sec. 6,7, &
18, T 2 N, R 38.2 E. In March, 2008, Timberwolf Minerals staked 12 claims covering the SE Cor. Sec. 11 and the S portion of Sec. 12, T 2 N, R 38 E. All surrounding ground is open BLM ground. Approximately two miles to the NE, in Sec. 4, 2N, 38.5E, is the western edge of a 4-5 mile square claim block extending northeastward over the Boss Mine, controlled by Seabridge Minerals.

LOGISTICS

WATER - Water for drilling must be obtained from the Tonopah Water System which is located at a group of springs, located approx. 7-8 miles east of town. Water for production would need to be from drilled production wells. Ideal geology is present with 1-2 miles up-slope from the currently defined target.

ELECTRIC - Electric should be available from power lines along State Hwy 95, approx. 4-5 miles to the south. These same lines were used at the Boss Mine.
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LABOR - Labor is plentiful in the Tonopah and Silver Peak areas both located within 25 miles of the property. Other smaller towns are located north of Tonopah at Manhattan and Belmont.as well as numerous ranches in the region.

INTRODUCTION - PHASE I

In August, 2008, privately-held Union Summit Minerals of Canada, leased the Blair Junction property. In September, an additional 40 claims were added and filed with Esmeralda County. The exploration target and concepts defining a drill target which are outlined in the following report on the Blair project.

The exploration target was permitted with 10 drill hole locations in October, 2008, and drilling began in early November. The objective was to drill the project and evaluate results before spending the funds to file the claims with the BLM. Four holes were completed to depths of 330 ft to 540 ft.. All four holes intersected fine-grained sands and thick sections of lakebed muds to total depth. The lakebed muds were weakly pyritic below 300 ft.. No bedrock was encountered, nor were any quartz boulder-rich lenses.

The drilling was based primarily on the concept that the anomalous quartz-adularia-gold boulder fragments, nearly identical in nature to those found over the Midway deposit located NE of Tonopah, had moved upward from bedrock by the physical process of "selective sorting". Drill results strongly suggest that the mineralized boulder "train" was not derived from bedrock immediately below the surface concentration, but was derived from some distance up-pediment.

Additional reconnaissance mapping completed during the drill program, however, did confirm that no evidence can be found to suggest that the mineralized boulders were derived from outcrops in bedrock in the Monte Cristo Mountains to the north. More specifically, they were not derived from the Gilbert Mineral Trend where it outcrops in bedrock.

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Union Summit elected not to continue the program beyond the 2008 drilling. The project does not fit their future agenda. In March, 2009, Timberwolf Minerals, Ltd., staked a new block of 20 claims up-pediment from the boulder anomaly in the center of what is now projected as the source of the quartz-adularia-gold boulders. The new target is discussed below. In October, 09, the claim block was reduced to 10 central claims.

PHASE I - CONCLUSIONS

The 2008 drilling results lead to the conclusion that the mineralized quartz-adularia-gold boulders are derived from hidden basin-margin structures along the southern flank of the Monte Cristo mountain block. Hence, the work to date has essentially limited the potential source area to a 2.0 mile by 3.0 mile block of pediment between the float "train" boulder concentration(shown on Fig. 1 as 1.5 mi X 2.0 mi red outline around the permitted drill holes) and the outcrop edge of the mountain range to the north -- effectively reducing a large pediment area down to a reasonably-sized exploration target.

EXPLORATION TARGET -- PHASE II

Red dashed lines(Fig. 1) are projected up-pediment from the "exposed" boulder train anomaly. The boulder train anomaly is bounded to the NE and SW along the pediment by boulder trains of totally unaltered volcanic rock. Double dashed red lines also show the projection of the Gilbert Mineral Trend southward from Gilbert to Ohio Camp(taken from Fig. 2, map from www.goldsummitcorp.com). Interestingly, the projection of the Gilbert trend intersects the pediment directly up-slope from the pediment boulder train anomaly.

On Google Earth air photos, the Ohio Camp area(Fig. 2) exhibits a distinct oval feature that may represent a domal uplift and buried intrusive center. Older Ordovician(?) sediments with local quartz-adularia-gold veinlets are apparently

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uplifted and breached by erosion. Gold Summit's map indicates +60 drill holes in the area, with values up to 4.5 m of 6.5 g/t Au. Another interesting feature of this area is a major WNW-ESE structure that cross-cuts the Gilbert Mineral Trend at Ohio Camp. Strong to intense alteration is found along that structure where it intersects the NE projection of the Boss Mine trend, with volcanic knobs at the edge of the pediment exhibiting strong quartz-adularia veining. The suggested change in direction of the Gilbert trend in the area of Ohio Camp on Gold Summit's map(Fig. 2) appears more related to the intersecting WNW-ESE structure, and erosional patterns. Most of the rock south, southwest and southeast of Ohio Camp appears to be post-mineral volcanics that extend southward to the edge of the pediment.

A second WNW-ESE structure, parallel to the Ohio Camp structure is shown as a hypothetical range front structure to the south, where the Gilbert Trend intersects the projected boulder train anomaly(Fig. 1). This second structure is simply inferred as parallel to the Ohio Camp structure, located at the southern limit of outcrops at the edge of the pediment.

The intersection of the Blair boulder train anomaly with the inferred WNW-ESE structure, and the intersection of the Gilbert Mineral Trend, roughly defines a
2.0 mile by 3.0 mile block of pediment which could host a Midway-type high-grade quartz-adularia-gold vein system, or even a Round Mountain-type bulk tonnage system. The area comprises Sections 34, 35 & 36, T. 3 N., R. 38 E. and Sections 1, 2, & 3, T. 2 N., R. 38 E. MDPM (Fig. 1, Yellow Outline), and may extend eastward into R. 38.5 E.

RECOMMENDATIONS FOR PHASE II FOLLOW-UP

Consultation with James Wright, geophysicist, who has done most of the geophysical interpretation for Newmont and Midway Gold at Midway, indicates that

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detailed gravity should be effective in defining the range-front structure within the yellow target area. This could be followed by several lines of CSAMT to identify silicified structures.

The geophysics could then be followed up with 4-6 drill holes designed to test bedrock for alteration and mineralization. At Midway, the high-grade veins are surrounded by a sea of .01 - .03 opt Au(orange "Silicified Tertiary Volcanics" unit on X-sec.) Thus the purpose of the first round of drill holes is simply to establish the existence of an altered and mineralized system. Favorable results would then dictate a more thorough on-going effort in the area. With well-orchestrated planning, it is possible to complete this work before making a decision to spend the funds necessary to file the claims with the BLM.
(POST 2009 NOTE UPDATE - since the start of the Obama Presidency, permit times have mysteriously increased, and such a quick program turn-around may not be possible. Local BLM officials assure me this is not the case, but the timing is suspicious.)

The yellow-outlined area could be quickly and easily tested with the following estimated budget, exclusive of land costs:

GRAVITY SURVEY  - 400m line spacing along pediment,
                  100m station spacing,  2.0mi X 3.0 mi............   $16-18,000

CSAMT  -- 2 lines @ 1.5 km/line(minimum)...........................   $8-10,000

     Geophysics includes interpretation reports by J. Wright. Figures could probably be reduced to $10,000 with more selective Gravity line placement, and similar charges for the CSAMT.

                               TOTAL GEOPHYSICS                       $ 25,000
                               w/Selective Gravity                    $ 20,000

PERMITTING -- permit for 10 holes..................................   $  8,000
              including permit preparation & bond

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DRILLING --  5 holes @ 500 ft/hole @ $25/ft........................   $ 63,000

ASSAYING -- 200 ft/hole, 5 ft/sample, 5 holes, 200 samples @
            $35/sample.............................................   $  7,000

GEOLOGIST - drilling supervision, reports, etc
            20 Days @ $500/D + $125/D expenses.....................   $ 12,500

SUPPLIES, WATER, BACKHOE, RECL.  ..................................   $  7,600

                           TOTAL EST. COST OF PROGRAM                 $118,100
(NOT INCLUDING ADDED COSTS FOR ADDITIONAL CLAIM STAKING AND FILING)

David A. Wolfe
Timberwolf Minerals, Ltd
1314 Linden St.
Canon City, CO  81212
719-275-2529
719-371-4517 cell



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